Exhibit 10.6

EXECUTION VERSION

INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (as amended, restated, modified and/or supplemented from time to time, this “Agreement”), dated as of January 30, 2012, made by each of the undersigned (each, a “Party” and, together with any entity that becomes a party to this Agreement pursuant to Section 9 hereof, the “Parties”) and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”), for the benefit of the Senior Creditors (as defined below). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Lee Enterprises, Incorporated (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Deutsche Bank Securities Inc. and Goldman Sachs Lending Partners LLC, as Joint Lead Arrangers and Joint Book Running Managers, and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent (together with any successor administrative agent, the “Administrative Agent”), have entered into an Exit Credit Agreement, dated as of January 30, 2012, providing for the making (or deemed making) and continuation of Loans to the Borrower and the issuance and maintenance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (with the Lenders, each Issuing Lender, the Administrative Agent, the Collateral Agent and each other Agent being herein called the “Lender Creditors”) (as used herein, the term “Credit Agreement” means the Exit Credit Agreement described above in this paragraph, as the same may be amended, restated, modified, supplemented, extended, renewed, refinanced, replaced, or refunded from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any subsequent agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all Commitments and Letters of Credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, and (ii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the Borrower to the Collateral Agent);

WHEREAS, the Borrower and/or one or more of its Qualified Wholly-Owned Domestic Subsidiaries have heretofore entered into, and/or may at any time and from time to time after the date hereof enter into, one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Hedging Creditors”; and with each such Interest Rate Protection Agreement and/or Other Hedging Agreement with a Hedging Creditor being herein called a “Secured Hedging Agreement);

WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Guaranteed Creditors the payment when due of all Guaranteed Obligations (as defined in the Subsidiaries Guaranty);

WHEREAS, it is a condition precedent to the extensions of credit under the Credit Agreement that this Agreement be executed and delivered by the original Parties hereto;

WHEREAS, additional Parties may from time to time become parties hereto in order to allow for certain extensions of credit in accordance with the requirements of the Credit Agreement; and

WHEREAS, each of the Parties desires to execute this Agreement to satisfy the conditions described in the immediately preceding paragraphs.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Parties and the Collateral Agent (for the benefit of the Senior Creditors) hereby agree as follows:

1. The Subordinated Debt (as defined in Section 7 hereof) and all payments of principal, interest and all other amounts thereunder are hereby, and shall continue to be, subject and subordinate in right of payment to the prior payment in full, in cash, of all Senior Indebtedness to the extent, and in the manner, set forth herein. The foregoing shall apply notwithstanding the availability of collateral to the Senior Creditors or the holders of Subordinated Debt or the actual date and time of execution, delivery, recordation, filing or perfection of any security interests granted with respect to the Senior Indebtedness or the Subordinated Debt, or the lien or priority of payment thereof, and in any instance wherein the Senior Indebtedness or any claim for the Senior Indebtedness (as defined in Section 7 hereof) is subordinated, avoided or disallowed, in whole or in part, under the Bankruptcy Code or other applicable federal, foreign, state or local law. In the event of a proceeding, whether voluntary or involuntary, for insolvency, liquidation, reorganization, dissolution, bankruptcy or other similar proceeding pursuant to the Bankruptcy Code or other applicable federal, foreign, state or local law (each, a “Bankruptcy Proceeding”), the Senior Indebtedness shall include all interest accrued on the Senior Indebtedness, in accordance with and at the rates specified in the Senior Indebtedness, both for periods before and for periods after the commencement of any of such proceedings, even if the claim for such interest is not allowed pursuant to the Bankruptcy Code or other applicable law.

2. Each Party (as a lender of any Subordinated Debt) hereby agrees that until all Senior Indebtedness has been repaid in full in cash:

(a) Such Party shall not, without the prior written consent of the Required Senior Creditors (as defined in Section 7 hereof), which consent may be withheld or conditioned in the Required Senior Creditors’ sole discretion, commence, or join or participate in, any Enforcement Action (as defined in Section 7 hereof).

(b) In the event that (i) all or any portion of any Senior Indebtedness remaining unpaid after it becomes due (whether at stated maturity, by acceleration or otherwise), (ii) any Event of Default under the Credit Agreement or any event of default under, and as defined in, any other Senior Indebtedness (or the documentation governing the same), then exists or would result from such payment on the Subordinated Debt (including, without limitation, pursuant to Section 11.10 of the Credit Agreement), (iii) such Party receives any payment or prepayment of principal, interest or any other amount, in whole or in part, of (or with respect to) the Subordinated Debt in violation of the terms of the Credit Agreement or any other Senior Indebtedness (or the documentation governing the same) or (iv) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, is made of all or any part of the property, assets or business of the Borrower or any of its Subsidiaries or the proceeds thereof, in whatever form, to any creditor or creditors of the Borrower or any of its Subsidiaries or to any holder of indebtedness of the Borrower or any of its Subsidiaries or by reason of any liquidation, dissolution or other winding up of the Borrower, any of its Subsidiaries or their respective businesses, or of any receivership or custodianship for the Borrower or any of its Subsidiaries or of all or substantially all of their respective property, or of any insolvency or bankruptcy proceedings or assignment for the benefit of creditors or any proceeding by or against the Borrower or any of its Subsidiaries for any relief under any bankruptcy, reorganization or insolvency law or laws, federal, foreign, state or local, or any law, federal, foreign, state or local relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, then, and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities, which shall be payable or deliverable with respect to any or all of the Subordinated Debt or which has been received by any Party shall be held in trust by such Party for the benefit of the Senior Creditors and shall forthwith be paid or delivered directly to the Senior Creditors for application to the payment of the Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) to the extent necessary to make payment in full in cash of all sums due under the Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the Senior Creditors. In any such event, the Senior Creditors may, but shall not be obligated to, demand, claim and collect any such payment or distribution that would, but for these subordination provisions, be payable or deliverable with respect to the Subordinated Debt. In the event of the occurrence of any event referred to in subclauses (i), (ii), (iii) or (iv) of the second preceding sentence of this clause (b) and until the Senior Indebtedness shall have been fully paid in cash and satisfied and all of the obligations of the Borrower or any of its Subsidiaries to the Senior Creditors have been performed in full, no payment of any kind or character (whether in cash, property, securities or otherwise) shall be made to or accepted by any Party in respect of the Subordinated Debt. Notwithstanding anything to the contrary contained above, if one or more of the events referred to in subclauses (i) through (iv) of the first sentence of this clause (b) is in existence, the Required Senior Creditors may agree in writing that payments may be made with respect to the Subordinated Debt which would otherwise be prohibited pursuant to the provisions contained above, provided that any such waiver shall be specifically limited to the respective payment or payments which the Required Senior Creditors agree may be so paid to any Party in respect of the Subordinated Debt.

(c) If such Party shall acquire by indemnification, subrogation or otherwise, any lien, estate, right or other interest in any of the assets or properties of the Borrower or any of its Subsidiaries, that lien, estate, right or other interest shall be subordinate in right of payment to the Senior Indebtedness and the lien of the Senior Indebtedness as provided herein, and such Party hereby waives any and all rights it may acquire by subrogation or otherwise to any lien of the Senior Indebtedness or any portion thereof until such time as all Senior Indebtedness has been repaid in full in cash.

(d) Such Party shall not pledge, assign, hypothecate, transfer, convey or sell any Subordinated Debt or any interest in any Subordinated Debt to any entity (other than under the relevant Security Documents (as hereinafter defined) or in accordance with the relevant requirements of the Credit Agreement to a Credit Party which is a Party hereto) without the prior written consent of the Administrative Agent (with the prior written consent of the Required Senior Creditors).

(e) After request by the Administrative Agent or the Required Senior Creditors, such Party shall within ten (10) days furnish the Senior Creditors with a statement, duly acknowledged and certified setting forth the original principal amount of the notes evidencing the indebtedness of the Subordinated Debt, the unpaid principal balance, all accrued interest but unpaid interest and any other sums due and owing thereunder, the rate of interest, the monthly payments and that, to the best knowledge of such Party, there exists no defaults under the Subordinated Debt, or if any such defaults exist, specifying the defaults and the nature thereof.

(f) In any case commenced by or against the Borrower or any of its Subsidiaries under the Bankruptcy Code or any similar federal, foreign, state or local statute (a “Reorganization Proceeding”), to the extent permitted by applicable law, the Required Senior Creditors shall have the exclusive right to exercise any voting rights in respect of the claims of such Party against the Borrower or any of its Subsidiaries.

(g) If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made (whether by the Borrower, any other Credit Party or any other Person or enforcement of any right of setoff or otherwise) is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower, any other Credit Party or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

(h) Such Party shall not object to the entry of any order or orders approving any cash collateral stipulations, adequate protection stipulations or similar stipulations executed by the Senior Creditors in any Reorganization Proceeding or any other proceeding under the Bankruptcy Code.

(i) Such Party waives any marshalling rights with respect to the Senior Creditors in any Reorganization Proceeding or any other proceeding under the Bankruptcy Code.

3. Each Party hereby represents, warrants and covenants as follows:

(a) each Party will deliver a schedule setting forth all Intercompany Debt to the Administrative Agent within 10 days after any request by the Administrative Agent or the Required Senior Creditors (although any failure to deliver such a supplement shall have no effect whatsoever on the subordination provisions contained herein, which shall apply to all Subordinated Debt whether or not listed on said schedule); and

(b) each Party will not lend, hold or permit to exist any Intercompany Debt owed by it or to it (in accordance with the definition thereof contained herein) unless each obligee or obligor, as the case may be, with respect to such Intercompany Debt is (or concurrently with such extension becomes) a Party to this Agreement.

4. Any payments made to, or received by, any Party in respect of any guaranty or security in support of the Subordinated Debt shall be subject to the terms of this Agreement and applied on the same basis as payments made directly by the obligor under such Subordinated Debt. To the extent that the Borrower or any of its Subsidiaries (other than the respective obligor or obligors which are already Parties hereto) provides a guaranty or any security in support of any Subordinated Debt, the Party which is the lender of the respective Subordinated Debt will cause each such Person to become a Party hereto (if such Person is not already a Party hereto) not later than the date of the execution and delivery of the respective guarantee or security documentation, provided that any failure to comply with the foregoing requirements of this Section 4 will have no effect whatsoever on the subordination provisions contained herein (which shall apply to all payments received with respect to any guarantee or security for any Subordinated Debt, whether or not the Person furnishing such guarantee or security is a Party hereto).

5. Each Party hereby acknowledges and agrees that no payments will be accepted by it in respect of the Subordinated Debt (unless promptly turned over to the holders of Senior Indebtedness as contemplated by Section 2 above) to the extent such payments would be prohibited under any Senior Indebtedness (or the documentation governing the same).

6. In addition to the foregoing agreements, each Party hereby acknowledges and agrees that, with respect to all Intercompany Debt (whether or not same constitutes Subordinated Debt), that (x) such Intercompany Debt (and any promissory notes or other instruments evidencing same) may be pledged, and delivered for pledge, by the Borrower or any of its Subsidiaries pursuant to any Security Document (as used herein, the term “Security Documents” shall mean the Pledge Agreement (as defined in the Credit Agreement) and also shall include any other security documentation executed and delivered in connection with, or pursuant to, the Credit Agreement) to which the Borrower or the respective such Subsidiary is, or at any time in the future becomes, a party and (y) with respect to all Intercompany Debt so pledged, the Collateral Agent shall be entitled to exercise all rights and remedies with respect to such Intercompany Debt to the maximum extent provided in the various Security Documents (in accordance with the terms thereof and subject to the requirements of applicable law). Further-

more, with respect to all Intercompany Debt at any time owed to the Borrower or any of its Subsidiaries which is a Credit Party, and notwithstanding anything to the contrary contained in the terms of such Intercompany Debt, each obligor (including any guarantor) and obligee with respect to such Intercompany Debt hereby agrees, for the benefit of the holders from time to time of the Senior Indebtedness, that the Administrative Agent or the Collateral Agent may at any time, and from time to time, acting on its own or at the request of the Required Senior Creditors, accelerate the maturity of such Intercompany Debt if (x) any obligor (including any guarantor) of such Intercompany Debt is subject to any Bankruptcy Proceeding or (y) any event of default under the Credit Agreement shall have occurred and be continuing. Any such acceleration of the maturity of any Intercompany Debt shall be made by written notice by the Administrative Agent or Collateral Agent to the obligor on the respective Intercompany Debt; provided that no such notice shall be required (and the acceleration shall automatically occur) either upon the occurrence of a Bankruptcy Proceeding with respect to the respective obligor (or any guarantor) of the respective Intercompany Debt or upon (or following) any acceleration of the maturity of any Loans pursuant to the Credit Agreement.

7. Definitions. As and in this Agreement, the terms set forth below shall have the respective meanings provided below:

“Credit Document Obligations Termination Date” shall mean the first date after the Conversion Date upon which all Commitments and Letters of Credit under the Credit Agreement have terminated and all Credit Document Obligations have been paid in full in cash.

“Enforcement Action” shall mean any acceleration of all or any part of the Subordinated Debt, any foreclosure proceeding, the exercise of any power of sale, the obtaining of a receiver, the seeking of default interest, the suing on, or otherwise taking action to enforce the obligation of the Borrower or any of its Subsidiaries to pay any amounts relating to any Subordinated Debt, the exercising of any banker’s lien or rights of set-off or recoupment, the institution of a Bankruptcy Proceeding against the Borrower or any of its Subsidiaries, or the taking of any other enforcement action against any asset or Property of the Borrower or its Subsidiaries.

“Intercompany Debt” shall mean any Indebtedness, payables or other obligations, whether now existing or hereinafter incurred, owed by the Borrower or any Subsidiary Guarantor to the Borrower or any Subsidiary of the Borrower, provided that no such payables or other obligations incurred by any Credit Party after the Conversion Date and owing to Pulitzer or any of its Subsidiaries shall constitute Intercompany Debt. For the avoidance of doubt, all such Intercompany Debt outstanding on the Conversion Date and owed to Pulitzer or any of its Subsidiaries shall continue to be subordinated on, and subject to, the terms of this Agreement.

“Obligation” shall mean any principal, interest, premium, penalties, fees, indemnities and other liabilities and obligations payable under the documentation governing any indebtedness (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

“Required Senior Creditors” shall mean (i) the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each of the Lenders) at all times prior to the Credit Document Obligations Termination Date, and (ii) the holders of at least a majority of the other outstanding Senior Indebtedness at all times after the Credit Document Obligations Termination Date.

“Secured Hedging Agreements” shall have the meaning provided in the recitals to this Agreement.

“Senior Creditors” shall mean all holders from time to time of any Senior Indebtedness and shall include, without limitation, the Lender Creditors and the Hedging Creditors.

“Senior Indebtedness” shall mean:

(i) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, Fees and interest thereon) of each Credit Party (whether as obligor, guarantor or otherwise) to the Lender Creditors, whether now existing or hereafter incurred under, arising out of or in connection with each Credit Document to which it is at any time a party (including, without limitation, all such obligations and liabilities of each Credit Party under the Credit Agreement (if a party thereto) and under the Subsidiaries Guaranty (if a party thereto) or under any other guarantee by it of obligations pursuant to the Credit Agreement) and the due performance and compliance by each Credit Party with the terms of each such Credit Document (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Secured Hedging Agreements, being herein collectively called the “Credit Document Obligations”); and

(ii) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Credit Party to the Hedging Creditors, whether now existing or hereafter incurred under, arising out of or in connection with any Secured Hedging Agreement (including, without limitation, all such obligations and liabilities of such Credit Party under the Subsidiaries Guaranty (if a party thereto) with respect thereto or under any other guarantee by it of obligations pursuant to any Secured Hedging Agreement) and the due performance and compliance by each Credit Party with the terms of each such Secured Hedging Agreement (all such obligations and liabilities under this clause (ii) being herein collectively called the “Hedging Obligations”).

“Subordinated Debt” shall mean the principal of, interest on, and all other amounts owing from time to time in respect of, all Intercompany Debt (including, without limitation, pursuant to guarantees thereof or security therefor and intercompany payables not evidenced by a note) at any time outstanding.

8. Each Party agrees to be fully bound by all terms and provisions contained in this Agreement, both with respect to any Subordinated Debt (including any guarantees thereof and security therefor) owed to it, and with respect to all Subordinated Debt (including all guarantees thereof and security therefor) owing by it.

9. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Senior Indebtedness shall become a Party hereunder by executing a counterpart hereof (or a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent) and delivering same to the Collateral Agent.

10. No failure or delay on the part of any party hereto or any holder of Senior Indebtedness in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

11. Each Party hereto acknowledges that to the extent that no adequate remedy at law exists for breach of its obligations under this Agreement, in the event any Party fails to comply with its obligations hereunder, the Collateral Agent, the Administrative Agent or the holders of Senior Indebtedness shall have the right to obtain specific performance of the obligations of such defaulting Party, injunctive relief or such other equitable relief as may be available.

12. Any notice to be given under this Agreement shall be in writing and shall be sent in accordance with the provisions of the Credit Agreement.

13. In the event of any conflict between the provisions of this Agreement and the provisions of the Subordinated Debt, the provisions of this Agreement shall prevail.

14. No Person other than the parties hereto, the Senior Creditors from time to time and their successors and assigns as holders of the Senior Indebtedness and the Subordinated Debt shall have any rights under this Agreement.

15. This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16. No amendment, supplement, modification, waiver or termination of this Agreement shall be effective against a party against whom the enforcement of such amendment, supplement, modification, waiver or termination would be asserted, unless such amendment, supplement, modification, waiver or termination was made in a writing signed by such party, provided that amendments hereto shall be effective as against the Senior Creditors only if executed and delivered by the Collateral Agent (with the written consent of the Required Senior Creditors at such time).

17. In case any one or more of the provisions confined in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, and any other application thereof, shall not in any way be affected or impaired thereby.

18. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(b) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York in each case which are located in the County of New York, and, by execution and delivery of this Agreement, each Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Party hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over such Party, and agrees not to plead or claim in any legal action or proceeding with respect to this Agreement or any other Credit Document to which such Party is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Party. Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth opposite is signature below, such service to become effective 30 days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Party is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Senior Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Party in any other jurisdiction.

(c) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (b) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(d) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. This Agreement shall bind and inure to the benefit of the Administrative Agent, the Collateral Agent, the other Senior Creditors and each Party and their respective successors, permitted transferees and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

LEE ENTERPRISES, INCORPORATED

By:	/s/ Carl G. Schmidt
Name: Carl G. Schmidt
Title: Vice President, Chief Financial Officer and Treasurer

ACCUDATA, INC. JOURNAL – STAR PRINTING CO. K. FALLS BASIN PUBLISHING, INC. LEE CONSOLIDATED HOLDINGS CO. LEE PUBLICATIONS, INC. LEE PROCUREMENT SOLUTIONS CO. SIOUX CITY NEWSPAPERS, INC.,

By:	/s/ C. D. Waterman III
Name: C. D. Waterman III
Title: Secretary

INN PARTNERS, L.C. By: ACCUDATA, INC., Managing Member

By:	/s/ C. D. Waterman III
Name: C. D. Waterman III
Title: Secretary

Signature Page to the Intercompany Subordination Agreement

LEE PUBLICATIONS, INC.

By:
Title:

LEE PROCUREMENT SOLUTIONS CO.

By:
Title:

SIOUX CITY NEWSPAPERS, INC.

By:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/s/ Susan LeFevre
Name: Susan LeFevre
Title: Managing Director

By:	/s/ Benjamin Souh
Name: Benjamin Souh
Title: Vice President